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EXHIBIT 99.1

FLEX REPORTS FOURTH QUARTER AND FISCAL 2024 RESULTS AND
HOSTS INVESTOR AND ANALYST DAY

Austin, Texas, May 1, 2024 – Flex (NASDAQ: FLEX) today announced results for its fourth quarter and fiscal year ended March 31, 2024.

Fourth Quarter Fiscal Year 2024 Highlights:

•Net Sales: $6.2 billion
•GAAP Operating Income: $159 million
•Adjusted Operating Income: $333 million
•GAAP Net Income from continuing operations: $395 million
•Adjusted Net Income from continuing operations: $244 million
•GAAP Earnings Per Share from continuing operations: $0.93
•Adjusted Earnings Per Share from continuing operations: $0.57

Fiscal Year 2024 Results of Continuing Operations (excluding contribution from Nextracker):

•Net Sales: $26.4 billion
•GAAP Operating Income: $853 million
•Adjusted Operating Income: $1,267 million
•GAAP Net Income from continuing operations: $872 million
•Adjusted Net Income from continuing operations: $947 million
•GAAP Earnings Per Share from continuing operations: $1.98
•Adjusted Earnings Per Share from continuing operations: $2.15

As a result of the spin-off of Nextracker in the fourth quarter of fiscal year 2024, Nextracker's historical results of operations and balance sheets for periods prior to the spin-off are presented as discontinued operations.

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

“We delivered another quarter and fiscal year of solid performance, including strong margin expansion and EPS growth,” said Revathi Advaithi, CEO of Flex. “Our results show that we can effectively navigate through the cycle and increase value to our stakeholders.”

First Quarter Fiscal 2025 Guidance

•Revenue: $5.6 billion to $6.2 billion
•GAAP Operating Income: $130 million to $170 million
•Adjusted Operating Income: $240 million to $280 million
•GAAP EPS: $0.11 to $0.19
•Adjusted EPS: $0.37 to $0.45 which excludes $0.16 for restructuring charges, $0.07 for stock-based compensation expense, and $0.03 for net intangible amortization

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Fiscal Year 2025 Guidance

•Revenue: $25.4 billion to $26.4 billion
•GAAP EPS: $1.61 to $1.81
•Adjusted EPS: $2.30 to $2.50 which excludes $0.31 for stock-based compensation expense, $0.25 for restructuring charges, and $0.13 for net intangible amortization

Webcast and Conference Call

The Flex management team will host a conference call today at 7:30 AM (CT) / 8:30 AM (ET) to review fourth quarter and fiscal 2024 results. Additionally, as previously announced, Flex's CEO, Revathi Advaithi, will be joined by other members of the leadership team to discuss how the company is delivering on its commitments, outline strategic initiatives to drive profitable growth, and provide an update on the long-term financial framework. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.
Contacts

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Yvette Lorenz
Director, Corporate PR and Executive Communications
(415) 225-7315
Yvette.Lorenz@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to our future financial results and our guidance for future financial performance (including expected revenues, operating income, margins and earnings per share). These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause the actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results; the effects that the current and future macroeconomic environment, including inflation, slower growth or recession, a potential U.S. federal government shutdown, and currency exchange rate fluctuations, could have on our business and demand for our products; supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand; the impact of fluctuations in the pricing or availability of raw materials and components, labor and energy, and logistical constraints; risks related to the recently completed spin-off of Nextracker, and the transactions related thereto, including the qualification of these transactions for their intended tax treatment; risks associated with acquisitions and divestitures, including the possibility that we may not fully realize their projected benefits; geopolitical risks, including impacts from the termination and renegotiation of international trade agreements and trade policies, the ongoing conflicts between Russia and Ukraine and between Israel and Hamas, disruptions caused by the attacks on shipping vessels in the Red Sea, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, any of which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; hiring and retaining key personnel; litigation and regulatory investigations and proceedings; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to climate change; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers’ commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory, and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; we may be exposed to financially troubled customers or suppliers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement or breach of license agreements; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to

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incur significant legal and financial exposure and disrupt our operations; physical and operational risks from natural disasters, severe weather events, or climate change; our ability to meet environmental, social and governance expectations or standards or achieve sustainability goals; we may be exposed to product liability and product warranty liability; that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; and the impact and effects on our business, results of operations and financial condition of a public health issue, including a pandemic, or catastrophic event.

Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on
Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission. Flex assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three-Month Periods Ended
	March 31, 2024	March 31, 2023
GAAP:
Net sales	$6,169	$6,984
Cost of sales	5,658	6,501
Restructuring charges	74	18
Gross profit	437	465
Selling, general and administrative expenses	261	218
Restructuring charges	1	4
Intangible amortization	16	20
Operating income	159	223
Interest expense	52	63
Interest income	12	13
Other charges (income), net	8	7
Equity in earnings (losses) of unconsolidated affiliates	6	(1)
Income from continuing operations before income taxes	117	165
Provision for (benefit from) income taxes	(278)	26
Net income from continuing operations	395	139
Net income from discontinued operations, net of tax	—	224
Net income	395	363
Net income attributable to noncontrolling interest and redeemable noncontrolling interest	—	221
Net income attributable to Flex Ltd.	$395	$142

GAAP EPS:
Diluted earnings per share from continuing operations	$0.93	$0.30
Diluted earnings per share from discontinued operations	—	0.01
Diluted earnings per share attributable to the shareholders of Flex Ltd.	$0.93	$0.31

Diluted shares used in computing per share amounts	425	459

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Twelve-Month Periods Ended
	March 31, 2024	March 31, 2023	March 31, 2022
GAAP:
Net sales	$26,415	$28,502	$24,633
Cost of sales	24,395	26,503	22,838
Restructuring charges	155	23	15
Gross profit	1,865	1,976	1,780
Selling, general and administrative expenses	922	874	830
Restructuring charges	20	4	—
Intangible amortization	70	81	60
Operating income	853	1,017	890
Interest expense	207	230	166
Interest income	56	30	14
Other charges (income), net	44	6	(165)
Equity in earnings (losses) of unconsolidated affiliates	8	(4)	61
Income from continuing operations before income taxes	666	807	964
Provision for (benefit from) income taxes	(206)	124	92
Net income from continuing operations	872	683	872
Net income from discontinued operations, net of tax	373	350	68
Net income	1,245	1,033	940
Net income attributable to noncontrolling interest and redeemable noncontrolling interest	239	240	4
Net income attributable to Flex Ltd.	$1,006	$793	$936

GAAP EPS:
Diluted earnings per share from continuing operations	$1.98	$1.48	$1.81
Diluted earnings per share from discontinued operations	0.30	0.24	0.13
Diluted earnings per share attributable to the shareholders of Flex Ltd.	$2.28	$1.72	$1.94

Diluted shares used in computing per share amounts	441	462	483

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts)
	Three-Month Periods Ended
	March 31, 2024	March 31, 2023

GAAP operating income	$159	$223
Intangible amortization	16	20
Stock-based compensation expense	27	25
Restructuring charges	75	22
Customer related asset impairment	14	—
Legal and other	42	3
Non-GAAP operating income	333	293

GAAP provision for (benefit from) income taxes	(278)	26
Intangible amortization benefit	2	3
Tax benefit on release of U.S. valuation allowance	461	—
Tax expense on foreign subsidiaries indefinite reinvestment assertion change	(135)	—
Other tax related adjustments	(9)	4
Non-GAAP provision for income taxes	41	33

GAAP net income from continuing operations	395	139
Intangible amortization	16	20
Stock-based compensation expense	27	25
Restructuring charges	75	22
Customer related asset impairment	14	—
Legal and other	42	3
Equity in earnings (losses) of unconsolidated affiliates	(6)	(1)
Adjustments for taxes	(319)	(7)
Non-GAAP net income from continuing operations	244	201

Diluted earnings per share from continuing operations:
GAAP	$0.93	$0.30
Non-GAAP	$0.57	$0.44

See the accompanying notes on Schedule V attached to this press release.

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FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In millions, except per share amounts)
	Twelve-Month Periods Ended
	March 31, 2024	March 31, 2023	March 31, 2022

GAAP operating income	853	1,017	890
Intangible amortization	70	81	60
Stock-based compensation expense	113	101	88
Restructuring charges	172	27	15
Customer related asset impairment	14	—	—
Legal and other	45	6	17
Non-GAAP operating income	$1,267	$1,232	$1,070

GAAP provision for (benefit from) income taxes	(206)	124	92
Intangible amortization benefit	11	12	10
Tax benefit on release of U.S. valuation allowance	461	—	—
Tax expense on foreign subsidiaries indefinite reinvestment assertion change	(135)	—	—
Other tax related adjustments	7	(1)	28
Non-GAAP provision for income taxes	$138	$135	$130

GAAP net income from continuing operations	872	683	872
Intangible amortization	70	81	60
Stock-based compensation expense	113	101	88
Restructuring charges	172	27	15
Customer related asset impairment	14	—	—
Legal and other	45	6	17
Interest and other, net	11	4	(135)
Equity in earnings (losses) of unconsolidated affiliates	(6)	(1)	(32)
Adjustments for taxes	(344)	(11)	(38)
Non-GAAP net income from continuing operations	$947	$890	$847

Diluted earnings per share from continuing operations:
GAAP	$1.98	$1.48	$1.81
Non-GAAP	$2.15	$1.93	$1.75

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
	As of March 31, 2024	As of March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,474	$3,164
Accounts receivable, net of allowance for doubtful accounts	3,033	3,480
Contract assets	249	243
Inventories	6,205	7,388
Other current assets	1,031	875
Current assets of discontinued operations	—	883
Total current assets	12,992	16,033

Property and equipment, net	2,269	2,342
Operating lease right-of-use assets, net	601	605
Goodwill	1,135	1,139
Other intangible assets, net	245	315
Other non-current assets	1,015	490
Non-current assets of discontinued operations	—	483
Total assets	$18,257	$21,407

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$—	$150
Accounts payable	4,468	5,724
Accrued payroll and benefits	488	506
Deferred revenue and customer working capital advances	2,615	2,955
Other current liabilities	968	1,019
Current liabilities of discontinued operations	—	513
Total current liabilities	8,539	10,867

Long-term debt, net of current portion	3,261	3,544
Operating lease liabilities, non-current	490	504
Other non-current liabilities	642	554
Non-current liabilities of discontinued operations	—	232
Total liabilities	12,932	15,701
Total Flex Ltd. shareholders' equity	5,325	5,351
Noncontrolling interest of discontinued operations	—	355
Total shareholders' equity	5,325	5,706
Total liabilities and shareholders' equity	$18,257	$21,407

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve-Month Periods Ended
	March 31, 2024	March 31, 2023	March 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,245	$1,033	$936
Depreciation, amortization and other impairment charges	537	501	484
Changes in working capital and other, net	(456)	(584)	(396)
Net cash provided by operating activities	1,326	950	1,024

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(530)	(635)	(443)
Proceeds from the disposition of property and equipment	25	20	11
Acquisitions of businesses, net of cash acquired	—	2	(539)
Other investing activities, net	13	9	20
Net cash used in investing activities	(492)	(604)	(951)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	2	718	759
Repayments of bank borrowings and long-term debt	(409)	(1,024)	(284)
Payments for repurchases of ordinary shares	(1,298)	(337)	(686)
Proceeds from issuances of Nextracker shares	552	694	—
Payment for pre-IPO dividend to redeemable noncontrolling interest	—	(22)	—
Payment for purchase of Nextracker LLC units from TPG	(57)	—	—
Capital reduction from Nextracker spin off	(368)	—	—
Proceeds from sale of subsidiary's redeemable preferred units	—	—	488
Other financing activities, net	(78)	(27)	3
Net cash provided by (used in) financing activities	(1,656)	2	280

Effect of exchange rates on cash and cash equivalents	2	(18)	(26)
Net increase in cash and cash equivalents	(820)	330	327
Cash and cash equivalents, beginning of year	3,294	2,964	2,637
Cash and cash equivalents, end of year	$2,474	$3,294	$2,964

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULE II

(1)To supplement Flex’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

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Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring charges include severance charges at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

During the three and twelve-month periods ended March 31, 2024, the Company recognized approximately $75 million and $172 million of restructuring charges, respectively, most of which related to employee severance. During the three and twelve-month periods ended March 31, 2023, the Company recognized approximately $22 million and $27 million of restructuring charges, respectively, most of which related to employee severance. During the twelve-month period ended March 31, 2022, the Company recognized approximately $15 million of restructuring charges, most of which related to employee severance.
Customer related asset impairments may consist of non-cash impairments of property and equipment to estimated fair value for customers from whom we have disengaged or are in the process of disengaging as well as additional provisions for doubtful accounts receivable for customers that are experiencing financial difficulties and inventory that is considered non-recoverable that is written down to net realizable value. In subsequent periods, the Company may recover a portion of the costs previously incurred related to assets impaired or reduced to net realizable value. During the three and twelve-month periods ended March 31, 2024, the Company recognized approximately $14 million of customer related asset impairments. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs. During the fourth quarter and for the fiscal years ended March 31, 2024, 2023, and 2022, the Company accrued for certain loss contingencies where losses were considered probable and estimable. During the fourth quarter of fiscal year 2024, the Company accrued $50 million related to a commercial dispute related to a construction matter with related production objectives. In the fiscal year ended March 31, 2022, the Company recognized a net $17 million loss accrual related to settled litigation claims partially offset by the successful settlement of certain supplier claims. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Interest and other, net consist of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, and debt extinguishment costs. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

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In fiscal year 2022, the Company received approval from the relevant tax authorities in Brazil of the Credit Habilitation request related to certain federal operational tax credits and the Company recorded a total gain of 809.6 million Brazilian reals (approximately USD $149.3 million based on the exchange rate as of October 1, 2021) under other charges (income), net in the condensed statements of operations. The total gain recorded included credits from February 2003 to September 2021, net of additional taxes, as the Credit Habilitation received covering the period from February 2003 to December 2019 resolved any uncertainty regarding the Company's ability to claim such credits. This gain is non-cash and has been used to offset tax obligations.

Equity in earnings (losses) of unconsolidated affiliates consists of various other types of items that are not directly related to ongoing or core business results, such as gains (losses) associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability. In fiscal years 2022 and 2024, the Company recognized approximately $32 million and $6 million, respectively, equity in earnings from the value increases in certain non-core investment funds. No such significant events occurred in fiscal year 2023.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. During the three and twelve-month periods ended March 31, 2024, the Company recorded $319 million and $344 million net benefits, respectively, of which the majority relates to a $461 million benefit from a release of a valuation allowance previously applied to the Company’s U.S. deferred tax assets, partially offset by an expense of $135 million reflecting a change in the Company’s assertion to indefinitely reinvest its earnings in China. During fiscal year 2022, the Company recorded a $19 million benefit for the release of valuation allowances on certain of its deferred tax assets due to its acquisition of the Anord Mardix business. No such significant events occurred in fiscal year 2023.